 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of CyberArk Software Ltd. of our report dated March 20, 2014, which is included in the Registration Statement on Form F-1 (File No. 333-196991) and related Prospectus of CyberArk Software Ltd.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
November 17, 2014	Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global